Comstock Finalizes Significant Transactions to Promote Accelerated Growth Dwight Schar to Become Major Shareholder Series C Preferred Stock Retired at Significant Discount Modified Asset Management Agreement Enhances Revenue Potential RESTON, Va. — June 13, 2022 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) (“Comstock” or the “Company”) announced today it has completed two significant transactions with CP Real Estate Services, LC (“CPRES”), an entity owned by Christopher Clemente, Comstock’s Chief Executive Officer, that will strengthen its balance sheet and position the Company for future growth. In the first transaction, the Company redeemed all outstanding shares of Series C Preferred Stock previously held by CPRES in exchange for one million shares of the Company’s Class A Common Stock and $4 million. The total redemption value represents a significant discount to Comstock when compared to the stated value and liquidation preference of $17.2 million. In subsequent private party transactions, CPRES plans to transfer approximately three million shares of the Company’s Class A common stock to Schar Holdings, LLC, an entity wholly owned by Dwight Schar, the recently retired Chairman of NVR, Inc. (NYSE: NVR). After all transactions are completed, Mr. Clemente and Mr. Schar will each have an approximate 31% economic ownership interest in Comstock. In a separate transaction, the Company replaced the 2019 asset management agreement with CPRES (“2019 AMA”) with a modified asset management agreement directly with Comstock Partners, LC (“2022 AMA”). Comstock Partners, LC (“Partners”) is an entity owned equally by Mr. Clemente and Mr. Schar and controls the Company’s Anchor Portfolio of assets that has been managed by the Company since 2018. The 2022 AMA most notably introduces a new mark-to-market incentive fee equal to up to 20% of the imputed profit of each individual real estate asset above an 8% preferred return on Partners’ invested capital. These incentive fees will be due to the Company based on trigger events determined annually as defined in the agreement, but generally as each Anchor Portfolio asset is leased and stabilized. Other notable features of the 2022 AMA applicable to Anchor Portfolio assets is an extended term through 2035, new supplemental revenue streams for certain leasing activities, increased fees related to development of Anchor Portfolio assets, and an increased termination fee. The 2022 AMA covers all assets wholly owned by Partners in the Washington, D.C. metropolitan region, including stabilized buildings and development assets that, at full build out, will include nearly 10 million square feet of investment-grade, transit-oriented and mixed-use rental properties to be held for investment. As currently planned the Anchor Portfolio assets will encompass more than 4,000 multi-family rental units, numerous Class-A and Trophy-Class office buildings, retail assets, hotels, and multiple commercial parking garages located adjacent to major stations on Metro’s Silver and Red Lines. “I am thrilled to report that Dwight Schar, my long-time partner in the Anchor Portfolio, will be a major shareholder of Comstock as well,” said Christopher Clemente, Comstock’s Chief Executive Officer. “Dwight’s deep knowledge of real estate markets, strategic insight and business instincts have contributed to his decades-long track record of driving growth in his various businesses and will serve us well as we continue Comstock’s mission of creating tremendous properties while enhancing value for all Exhibit 99.1 stakeholders. The transactions announced today further strengthen Comstock’s balance sheet and enhance our ability to drive earnings. I am confident that our low-risk asset management business model will continue to provide a predictable source of future earnings growth, both through our management of the Anchor Portfolio and through additional real estate investments.” Additional details related to the transactions described herein may be found in the Company’s related Form 8-K. A bio for Mr. Schar, as well as further details on Comstock’s strategic approach to creating value, are included in the Company’s latest investor presentation, which can be found in the “Events & Presentations” section of the Company’s investor relations website. About Comstock Comstock is a leading developer and manager of mixed-use and transit-oriented properties in the Washington, D.C. metropolitan area. As a vertically integrated and multi-faceted asset management and real estate services company, Comstock has designed, developed, constructed, acquired, and managed thousands of residential units and millions of square feet of commercial and mixed-use properties in since 1985, and has been selected by multiple jurisdictions as Master Developer of Public-Private Partnerships responsible for development of some of the largest transit-oriented developments in the Washington, D.C. region. Comstock provides a wide array of real estate-related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, and commercial garage management. Comstock is publicly traded on Nasdaq under the ticker symbol CHCI. For more information, please visit: ComstockCompanies.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward- looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Investor Contact Media Contact Christopher Guthrie, CFO Shanna Wilson cguthrie@comstockcompanies.com swilson@comstockcompanies.com 703-230-1292 917-674-3096